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Exhibit 10.8.1

AMENDMENT NUMBER 1
TO
THE MACERICH COMPANY
EXECUTIVE OFFICER SALARY DEFERRAL PLAN

        WHEREAS, The Macerich Company (the "Company") has established The Macerich Company Executive Officer Salary Deferral Plan (the "Plan") to provide supplemental retirement income benefits through salary deferrals for certain of its executive officers; and

        WHEREAS, it is desirable to amend the Plan to increase the amount of salary eligible for deferral under the Plan from 50% to 100%.

        NOW THEREFORE, the Plan is hereby amended as set forth below, effective April 1, 1999.

ARTICLE I
TITLE AND DEFINITIONS

1.
Article I is amended by changing the definition of Salary to read as follows:

            "'Salary' shall mean the participant's base pay prior to any deferrals under this Plan or the Senior Executive Deferred Compensation Plan or any salary reduction contributions to a plan described in Section 401(k) of the Code or Section 125 of the Code."

2.
Article I is further amended by adding the definition of Senior Executive Deferred Compensation Plan to read as follows:

            "'Senior Executive Deferred Compensation Plan' shall mean The Macerich Company Deferred Compensation Plan for Senior Executives as it may be amended from time to time and any successor nonqualified plan of deferred compensation in which an Eligible Employee is eligible to participate."

ARTICLE III
DEFERRAL ELECTIONS

3.
Section 3.1(b) is amended by adding the following sentence to the end thereof:

    "Notwithstanding the foregoing, effective April 1, 1999, the amount of Salary which an Eligible Employee may elect to defer is any percentage or dollar amount of Salary up to 100% minus the maximum amount of Salary that the eligible Employee could have deferred under any qualified cash or deferred arrangement as described in Section 401(k) of the Code (a "401(k) Plan") without violating Section 402(g) of the Code or the maximum elective contributions permitted under the terms of the 401(k) Plan."

4.
Section 3.1 is amended by adding a new subsection (d) to read as follows:

            "(d) Withholding Taxes. Any deferral election which, either alone or in combination with a deferral election under the Senior Executive Deferred Compensation Plan, would reduce the compensation payable to a Participant for a Plan Year to an amount less than the amount of federal, state and local withholding taxes applicable to his total deferred and nondeferred compensation for such Plan Year and to any of his Company Matching Amounts (under this Plan and/or the Senior Executive Deferred Compensation Plan) that are subject to withholding taxes for such Plan Year shall be subject to the Company's receipt from the Participant of an amount equal to the excess of such withholding taxes over the nondeferred compensation payable to the Participant (the "Withholding Tax Deficiency") on or before December 31 of such Plan Year. In the event that such a Participant fails to timely pay to the Company the total amount of such Withholding Tax Deficiency, the Company shall reduce the amount credited to the Participant's Deferral Account under this Plan or to the Participant's account under the Senior Executive Deferred Compensation Plan or any combination thereof, in the Company's sole discretion, by an amount equal to the unpaid Withholding Tax Deficiency plus any additional withholding taxes due as a result of such reduction in the amount of the Participant's deferred compensation for the Plan Year. In addition, in the event of a reduction in the amount of a Participant's compensation that is deferred under this Plan pursuant to the preceding sentence, the Company shall also reduce the amount of any Company Matching Amount under this Plan for the Participant for the Plan Year to reflect such reduction in the amount of deferred compensation."

5.
Section 3.1 is amended by adding a new subsection (e) to read as follows:

            "(e) Special Elections in 1999 Plan Year. Any Participant who elected to defer all or a portion of the first 50% of his Salary for the 1999 Plan Year under the provisions of the Plan in effect prior to the amendment to the Plan increasing the maximum Salary deferral to 100% may file a written election with the Committee, on a form provided by the Committee, to defer a portion of his Salary in excess of the first 50%. Such election (i) must be made no later than March 31, 1999, (ii) shall apply to that portion of such Participant's Salary that is in excess of the first 50% of his Salary and is earned on or after April 1, 1999, and (iii) together with his election with respect to the first 50% of his Salary for the 1999 Plan Year, shall remain in effect until changed or terminated in accordance with this Section 3.1."

        IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this amendment this            day of March, 1999.

THE MACERICH COMPANY
By
By

2

AMENDMENT NUMBER 2
TO
THE MACERICH COMPANY
EXECUTIVE OFFICER SALARY DEFERRAL PLAN

        WHEREAS, The Macerich Company (the "Company") has established The Macerich Company Executive Officer Salary Deferral Plan (the "Plan") to provide supplemental retirement income benefits through salary deferrals for certain of its executive officers; and

        WHEREAS, it is desirable to amend the Plan to suspend Salary deferrals and to transfer the account balances of Mace Siegel to The Macerich Company Deferred Compensation Plan for Senior Executives.

        NOW THEREFORE, the Plan is hereby amended as set forth below, effective as of October 1, 2002.

ARTICLE III
DEFERRAL ELECTIONS

1.
Article III is amended by adding a new Section 3.2 to read as follows:

"3.2
—Suspension of Deferrals.

            Notwithstanding anything contained herein to the contrary, all Salary deferrals under this Plan shall be suspended effective as of October 1, 2002. Any amounts of Salary deferred under this Plan on or after October 1, 2002 and credited to a Participant's Deferral Account shall be debited from such Deferral Account and paid to such Participant without interest before September 30, 2003. Each Participant's Salary Deferral election in effect as of October 1, 2002 pursuant to Section 3.1 of this Plan shall be suspended until such time, if any, that this Plan is amended to provide for the resumption of Salary deferrals."

ARTICLE VI
DISTRIBUTIONS

3.
Article VI is amended by changing its title to "Distributions and Transfers" and by adding a new Section 6.5 to read as follows:

"6.5
—Transfers of Mace Siegel's Accounts.

            Notwithstanding anything contained herein to the contrary, effective as of May 22, 2003, Mace Siegel shall become 100% vested in his Deferral Account and his Company Matching Account under this Plan, and an amount equal to $600,000 shall be debited from his Accounts under this Plan and transferred to The Macerich Company Deferred Compensation Plan for Senior Executives (As Amended and Restated Effective as of January 1, 2003) (the "Senior Executive Plan"). Effective as of September 15, 2003, the remainder of the amounts credited to his Accounts (reduced by the amount of the distribution to him pursuant to Section 3.2 of this Plan) shall be transferred to the Senior Executive Plan. Upon the completion of such transfers, Mace Siegel shall cease to be a Participant under this Plan and shall cease to have any benefits under or interest in this Plan, and the amounts transferred from his Accounts under this Plan to the Senior Executive Plan shall thereafter be governed solely by the terms of the Senior Executive Plan."

ARTICLE VIII
MISCELLANEOUS

3.
Section 8.4 is amended by changing the first sentence thereof to read as follows:

          "The Company may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall reduce any amounts then allocated previously to a Participant's Accounts unless such the amounts allocated to such Accounts are transferred to another plan of deferred compensation or such amounts are distributed to such Participant as a return of Salary deferred after the suspension of future Salary deferrals under this Plan that is effective as of October 1, 2002."

2

        IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this amendment this            day of                         , 2003.

THE MACERICH COMPANY

By

By

3

QuickLinks

  Exhibit 10.8.1
AMENDMENT NUMBER 1 TO THE MACERICH COMPANY EXECUTIVE OFFICER SALARY DEFERRAL PLAN
ARTICLE III DEFERRAL ELECTIONS
AMENDMENT NUMBER 2 TO THE MACERICH COMPANY EXECUTIVE OFFICER SALARY DEFERRAL PLAN